EXHIBIT 99.2

 PGT Innovations  Q4 and full year 2019 Financial results  February 25, 2020

 FORWARD LOOKING STATEMENTS  Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “guidance,” “expect,” “believe,” “anticipate,” “may,” “outlook,” “forecast,” “intend,” “could,” “estimate,” and similar terminology. These risks and uncertainties include factors such as:unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;our dependence on a limited number of suppliers for certain of our key materials;our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisitions of NewSouth and Western Window Systems;our level of indebtedness, which increased in connection with our acquisition of Western Window Systems, and increased further in connection with our acquisition of NewSouth;increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodeling or new home construction channels in our core markets and our inability to collect such debt;sales fluctuations to and changes in our relationships with key customers;the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisitions of NewSouth and Western Window Systems may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;increases in transportation costs, including increases in fuel prices;our dependence on our limited number of geographically concentrated manufacturing facilities;sales fluctuations to and changes in our relationships with key customers;federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;our dependence on our limited number of geographically concentrated manufacturing facilities;risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended;product liability and warranty claims brought against us;in addition to the acquisitions of NewSouth and Western Window Systems, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected at the time we acquired it; and,the risks and uncertainties discussed under Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 28, 2019.Forward looking statements in this presentation include our expectations regarding: (i) the impact of our strategic pillars on customer and shareholder value; (ii) market volumes in 2020 and the initiatives we undertake to drive above-market growth; (iii) the results of our strategic growth projects; (iv) the results of our advertising, marketing and promotional activities; (v) possible strategic acquisitions and the benefits they may provide; (vi) the strength of our balance sheet and our capital structure; (vii) our guidance for 2020 set forth in this presentation; (viii) the possible benefits of investing in talent and R&D; (ix) operational efficiencies and margin expansion; (x) order entries and demand for our products during 2020; and (xi) our ability to capture profitable growth in the new construction and repair and remodel markets. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances from the date of this presentation.  2

 Use of Non-GAAP Financial Measures  This presentation and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.Our calculations of adjusted net income and adjusted net income per share, and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.Adjusted EBITDA as used in the calculation of the net debt-to-Adjusted EBITDA ratio, consists of our adjusted EBITDA as described above, but for the trailing twelve-month period, adjusted pursuant to the covenants contained in our credit agreements.  3

 Executing 4 Strategic Pillars expected to Create Long-Term Customer and Shareholder Value   4  Customer-centric focus to drive brand recognition, loyalty and growth  Attracting and retaining talented, dedicated leaders to drive our business  Investing in our business and scaling our operations to meet expected increasing demand in the long-term  Strategically allocating capital generated from our free cash flow to support our growth

NEWSOUTH TRANSACTION UPDATE

Closing Date	**2/1/2020**
Purchase Price	**$92M**
Showroom Locations	• Orlando • Tampa • Sarasota • W. Palm Beach • Ft. Lauderdale • Jacksonville • Bonita Springs • Charleston • Pensacola

Highlights

- NewSouth currently operates 8 showrooms across Florida and plans to open additional locations in strategic, coastal markets (Louisiana, Texas, Florida Panhandle, Georgia, & North Carolina)
- The company's unique go-to-market strategy enables it to carry out all functions of manufacturing, distribution, showroom display, in-house consultation and in-home installation
- Serves both residential (~70% net sales) and commercial (~30% net sales)
- 2019 net sales estimate of $82-$85 million achieved

INVENT. BUILD. DELIVER.

1. Not included in PGT Innovations' 2019 results

5

 Fourth Quarter key Messages  HighlightsQ4 2019 sales delivered at top-end of guidance rangePositive order momentum entering 2020 as legacy pipeline ended the quarter up 8% versus the prior year quarterWestern Business Unit sales increased 8% versus the prior-year quarter; continued expansion in core and emerging marketsMargins impacted by unfavorable product mix  6  1. Refer to reconciliation to GAAP  Q4 2019  vs. Q4 2018  $175MNet Sales   7.9%   32.1%Gross Margin  2.5%  13.6%Adjusted EBITDA1 Margin  3.0%

MARKET PERFORMANCE – SOUTHEASTERN BUSINESS UNIT


Orders, Invoicing and Order Pipeline ($)
Orders
+12%
Pipeline
+8%
Q4 2018 1
Q4 2019
Orders
Invoicing
Pipeline

Source: Internal PGT Innovations data

- Comparisons against 2018 are behind us
- Q4 2019 pipeline **up 8%** vs. Q4 2018
- Q4 2019 order entry **up 12%** vs. Q4 2018
- Expecting market growth up to 3% in repair & remodel and 3-5% in new construction; have capacity to serve incremental demand while maintaining competitive lead times
- Selling initiatives in place to drive above-market growth

INVENT. BUILD. DELIVER.

1. Q4 2018 invoicing benefitted from increased order intake from Q3 2018 price increase

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Q4 2019 RESULTS

Q4 2019	vs. Q4 2018
$175M Net Sales	↓ 7.9%
32.1% Gross Margin	↓ 250bps
$23.8M Adjusted EBITDA[1]	↓ 24.6%
$0.10 Adjusted Diluted EPS[1]	↓ 52%

Highlights

- Decline in legacy R&R as expected; continued growth in core and emerging markets for Western Window Systems
- Gross margins impacted by unfavorable product mix and promotional investments in our legacy business
- SG&A reduction driven by reduced incentive compensation versus prior year quarter
- Adjusted EBITDA impacted by reduced sales versus prior year quarter along with unfavorable product mix in both business units

PGT INNOVATIONS INVENT. BUILD. DELIVER.

1. Refer to reconciliation to GAAP

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 Full-Year 2019  vs. Full-Year 2018  $745MNet Sales   6.7%   35.0%Gross Margin  0.1%  $128MAdjusted EBITDA1  0.8%   $0.82Adjusted Diluted EPS1  31%          HighlightsSales of $745M includes sales contribution of $138M from Western Window SystemsAdjusted EBITDA impacted by unfavorable product mix in both business units versus prior yearAdjusted diluted EPS for 2019 was $0.82 versus $1.18 in the prior year; weighted average diluted shares increased by 9.3%, primarily as a result of 7M shares issued in September 2018  9  FULL-YEAR 2019 RESULTS  1. Refer to reconciliation to GAAP

 Strong balance sheet  10    Net debt is total consolidated funded indebtedness as of 12/28/19 and calculated in accordance with our credit agreement except on an all cash netted basis. Adjusted EBITDA is calculated in accordance with our credit agreement. Refer to reconciliation to GAAP.Leverage ratio defined as net debt divided by trailing-twelve-month adjusted EBITDA; refer to reconciliation to GAAP.  Net Debt1 and Leverage Ratio2  HighlightsEnded 2019 with net debt of $282 million, down from $297 million in Q3 2019. Net debt to trailing-twelve month adjusted EBITDA of 2.2 times.Proven track record of deleveraging following acquisitions.  Acquisition of  Acquisition of  Acquisition of

CAPITAL ALLOCATION PRIORITIES

1 Internal Investment

- Strategic growth projects expected to drive margin improvement
- Advertising and marketing investments expected to drive sales

2 Strategic Acquisitions

- Strategic acquisitions are expected to grow shareholder value
- Expansion into new geographies or customer markets or other window and door products with different market positioning

3 Debt Reduction

- Expect to maintain a strong balance sheet and conservative capital structure
- Completed private offering of $50M principal amount of additional 6.75% senior notes due 2026

4 Share Repurchase

- No shares repurchased in Q4 2019

PGT INNOVATIONS
INVENT. BUILD. DELIVER.
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Full-Year 2020 Guidance  12        Full-Year 2019 Results  2020 Guidance as of 2/25/20  2020 Guidance vs. Full-Year 2019  Net Sales$745M  Net Sales$850M-$880M    14% – 18%  Adjusted EBITDA1$128M  Adjusted EBITDA$145M – $155M    13% – 21%  Adj. Net Income / Diluted Share1$0.82  Net Income / Diluted Share$0.86 – $0.99                2020 Guidance Assumptions  Depreciation and Amortization2$10M / Quarter  Interest Expense3$29M   Non-cash Stock Compensation4$7M  Capex as % of Net Sales3% – 4%  Tax Rate26%   1. Refer to reconciliation to GAAP; 2. Includes estimate for NewSouth non-cash amortization; 3. Includes yield related to $50M of senior notes issued; 4. Includes $1.2M for non-cash incentive compensation from New South earn-out; $4.0M non-cash incentive compensation to be recognized over 3 years; Additional $4.0M to be included in SG&A over 3 years as cash incentive compensation for a total of $8.0M.

 Why Invest in PGT Innovations  13            National leader in growing premium impact-resistant and indoor/outdoor window and door category  Expect to continue investing in talent and R&D to remain an industry leader in innovation and product development  Continued focus on operational efficiencies expected to drive additional margin expansion  Execution of our strategy expected to create long-term customer and shareholder value  Well positioned with diversified product portfolio to capture profitable growth in new construction and repair and remodel channels

 Q&A  14

 Appendix  15  Reconciliation to Adjusted Net Income, Adjusted Net Income per Share-diluted, Adjusted EBITDA, and Adjusted EBITDA per our bank covenants

 Reconciliation of GAAP to NON-gaap MEASURES(unaudited - in thousands, except per share amounts)THREE MONTHS AND YEAR ENDED DECEMBER 28, 2019 AND DECEMBER 29, 2018  16

 17    Reconciliation of GAAP to NON-gaap MEASURES(unaudited - in thousands, except per share amounts)THREE MONTHS ENDED DECEMBER 28, 2019 AND DECEMBER 29, 2018

 Reconciliation of GAAP to NON-gaap MEASURES(in MILLIONS)  18

 19    Reconciliation of GAAP to NON-gaap MEASURES  Represents the total of the adjustments consistent with previously published and publicly available earnings releases as issued by the Company relating to the period for which the total adjustments is presented.Beginning in 2018, the Company updated its reporting of adjusted EBITDA for its publicly issued earnings to exclude non-cash stock-based compensation expense. As such, the total of the adjustments per previously published earnings as presented herein will not agree to the total adjustments as previously issued for periods prior to 2018, as they have been revised as a result of this change in presentation.Calculated in accordance with the covenants pursuant to the Company’s then existing credit agreement, which includes adjustments for expected cost savings, operating expense reductions and synergies related to acquisitions, as well as the earnings of the acquired entity on a pro forma basis for any pre-acquisition period within the trailing twelve-months relating to the period of the calculation.